NEWS RELEASE

	Contacts:	Stacey Hudson, Investor Relations Manager Alon USA Partners GP, LLC 972-367-3808
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/Stephanie Smith Dennard § Lascar Associates, LLC 713-529-6600 Media: Blake Lewis Lewis Public Relations 214-635-3020
Alon USA Partners, LP Reports Second Quarter 2015 Results and Declares Quarterly Cash Distribution

Schedules conference call for August 4, 2015 at 9:00 a.m. Eastern
DALLAS, TEXAS, August 3, 2015 - Alon USA Partners, LP (NYSE: ALDW) (“Alon Partners”) today announced results for the second quarter of 2015. Net income for the second quarter of 2015 was $59.4 million, or $0.95 per unit, compared to $7.8 million, or $0.12 per unit, for the same period last year. Net income for the first half of 2015 was $95.9 million, or $1.53 per unit, compared to $50.0 million, or $0.80 per unit, for the same period last year.
The Board of Directors of Alon USA Partners GP, LLC, the general partner of Alon Partners, declared a cash distribution for the second quarter of 2015 of $1.04 per unit payable on August 25, 2015 to common unitholders of record at the close of business on August 18, 2015, based on cash available for distribution of $64.8 million.
Paul Eisman, President and CEO, commented, “We are pleased to have generated cash available for distribution of $1.04 per unit in the second quarter of 2015. In the last four quarters since the turnaround in 2014, we have generated total cash available for distribution of $3.47 per unit.
“Our strong results in the second quarter were supported by excellent operational performance at the Big Spring refinery and a favorable crack spread environment. Big Spring achieved a refinery operating margin of $17.22 per barrel and low direct operating expense of only $3.54 per barrel. The crude flexibility of the Big Spring refinery continues to be an advantage. The refinery processed approximately 44,000 barrels per day of WTI Midland during the second quarter of 2015 to set a new record for WTI Midland rate. On the product side, our wholesale marketing business successfully sold approximately 6,000 barrels per day in June 2015 into the premium Arizona market.
“We expect total throughput at the Big Spring refinery to average approximately 74,000 barrels per day for the third quarter of 2015 and 74,000 barrels per day for the full year of 2015.”
SECOND QUARTER 2015
Refinery operating margin was $17.22 per barrel for the second quarter of 2015 compared to $17.04 per barrel for the same period in 2014. This increase in operating margin was primarily due to improved light product yields, partially offset by the industry margin environment. The contango environment in the second quarter of 2015 created a cost of crude benefit of $1.90 per barrel compared to the backwardated environment creating a cost of crude detriment of $0.93 per barrel for the same period in 2014. The Big Spring refinery average throughput for the second quarter of 2015 was 75,491 barrels per day (“bpd”) compared to 38,994 bpd for the same period in 2014. During the second quarter of 2014, refinery throughput was reduced as we completed both the planned turnaround and the vacuum tower project.
The average Gulf Coast 3/2/1 crack spread was $19.71 per barrel for the second quarter of 2015 compared to $16.42 per barrel for the second quarter of 2014. The average WTI Cushing to WTS spread for the second quarter of 2015 was $(0.21) per barrel compared to $7.88 per barrel for the second quarter of 2014. The average WTI Cushing to WTI Midland spread for the second quarter of 2015 was $0.60 per barrel compared to $8.37 per barrel for the second quarter of 2014.

YEAR-TO-DATE 2015
Refinery operating margin was $15.56 per barrel for the first half of 2015 compared to $15.56 per barrel for the same period in 2014. The operating margin was flat relative to the same period last year primarily due to improved light product yields being offset by the industry margin environment. The contango environment for the first half of 2015 created a cost of crude benefit of $1.28 per barrel compared to the backwardated environment creating a cost of crude detriment of $0.53 per barrel for the same period in 2014. The Big Spring refinery average throughput for the first half of 2015 was 73,934 bpd compared to 56,050 bpd for the same period in 2014. During the second quarter of 2014, refinery throughput was reduced as we completed both the planned turnaround and the vacuum tower project.
The average Gulf Coast 3/2/1 crack spread was $18.73 per barrel for the first half of 2015 compared to $16.61 per barrel for the same period in 2014. The average WTI Cushing to WTS spread for the first half of 2015 was $0.76 per barrel compared to $5.79 per barrel for the same period in 2014. The average WTI Cushing to WTI Midland spread for the first half of 2015 was $1.27 per barrel compared to $5.96 per barrel for the same period in 2014.
CONFERENCE CALL
Alon Partners has scheduled a conference call, which will be broadcast live over the Internet on Tuesday, August 4, 2015 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time), to discuss the second quarter 2015 results. To access the call, please dial 877-404-9648, or 412-902-0030 for international callers, and ask for the Alon Partners call at least 10 minutes prior to the start time. Investors may also listen to the conference live by logging on to the Alon Partners' website at www.alonpartners.com. A telephonic replay of the conference call will be available through August 18, 2015, and may be accessed by calling 877-660-6853, or 201-612-7415 for international callers, and using the passcode 13612043#. A webcast archive will also be available at www.alonpartners.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at Dennard § Lascar Associates at 713-529-6600 or email dwashburn@dennardlascar.com.
This release serves as qualified notice to nominees under Treasury Regulation Section 1.1446-4(b). Please note that 100% of Alon Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Alon Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Alon Partners, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
Any statements in this release that are not statements of historical fact are forward-looking statements. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. Additional information regarding these and other risks is contained in our filings with the Securities and Exchange Commission.
Alon USA Partners, LP is a Delaware limited partnership formed in August 2012 by Alon USA Energy, Inc. (“Alon Energy”) (NYSE: ALJ). Alon Partners owns and operates a crude oil refinery in Big Spring, Texas with a crude oil throughput capacity of 73,000 barrels per day. Alon Partners refines crude oil into finished products, which are marketed primarily in West Texas, Central Texas, Oklahoma, New Mexico and Arizona through its wholesale distribution network to both Alon Energy’s retail convenience stores and other third-party distributors.

- Tables to follow -

ALON USA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED
EARNINGS RELEASE

RESULTS OF OPERATIONS - FINANCIAL DATA (ALL INFORMATION IN THIS PRESS RELEASE EXCEPT FOR BALANCE SHEET DATA AS OF DECEMBER 31, 2014, IS UNAUDITED)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(dollars in thousands, except per unit data, per barrel data and pricing statistics)
STATEMENT OF OPERATIONS DATA:
Net sales (1)	$625,064	$725,852	$1,167,506	$1,582,312
Operating costs and expenses:
Cost of sales	507,122	665,398	957,717	1,424,444
Direct operating expenses	24,285	25,152	47,701	54,093
Selling, general and administrative expenses	10,215	6,784	16,118	11,152
Depreciation and amortization	13,591	9,508	27,584	19,575
Total operating costs and expenses	555,213	706,842	1,049,120	1,509,264
Operating income	69,851	19,010	118,386	73,048
Interest expense	(10,847)	(11,569)	(22,540)	(22,893)
Other income (loss), net	27	601	(14)	613
Income before state income tax expense (benefit)	59,031	8,042	95,832	50,768
State income tax expense (benefit)	(395)	240	(45)	725
Net income	$59,426	$7,802	$95,877	$50,043
Earnings per unit	$0.95	$0.12	$1.53	$0.80
Weighted average common units outstanding (in thousands)	62,509	62,504	62,508	62,504
Cash distribution per unit	$0.71	$0.69	$1.41	$0.87
CASH FLOW DATA:
Net cash provided by (used in):
Operating activities	$107,311	$(35)	$134,398	$45,232
Investing activities	(5,985)	(18,259)	(9,790)	(36,886)
Financing activities	(61,829)	(68,955)	(81,049)	(80,830)
OTHER DATA:
Adjusted EBITDA (2)	$83,469	$29,119	$145,956	$93,236
Capital expenditures	5,465	7,277	7,786	11,439
Capital expenditures for turnarounds and catalysts	520	10,982	2,004	25,447
KEY OPERATING STATISTICS:
Per barrel of throughput:
Refinery operating margin (3)	$17.22	$17.04	$15.56	$15.56
Refinery direct operating expense (4)	3.54	7.09	3.56	5.33
PRICING STATISTICS:
Crack spreads (per barrel):
Gulf Coast 3/2/1 (5)	$19.71	$16.42	$18.73	$16.61
WTI Cushing crude oil (per barrel)	$57.86	$103.04	$53.20	$100.86
Crude oil differentials (per barrel):
WTI Cushing less WTI Midland (6)	$0.60	$8.37	$1.27	$5.96
WTI Cushing less WTS (6)	(0.21)	7.88	0.76	5.79
Brent less WTI Cushing (6)	3.66	7.22	4.54	8.83
Product price (dollars per gallon):
Gulf Coast unleaded gasoline	$1.86	$2.81	$1.69	$2.73
Gulf Coast ultra-low sulfur diesel	1.83	2.92	1.76	2.93
Natural gas (per MMBtu)	2.74	4.58	2.77	4.65

	June 30, 2015	December 31, 2014
BALANCE SHEET DATA (end of period):	(dollars in thousands)
Cash and cash equivalents	$149,884	$106,325
Working capital	166	(4,561)
Total assets	807,757	770,246
Total debt	281,420	302,376
Total debt less cash and cash equivalents	131,536	196,051
Total partners’ equity	196,165	188,402

THROUGHPUT AND PRODUCTION DATA:	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
	bpd	%	bpd	%	bpd	%	bpd	%
Refinery throughput:
WTS crude	29,605	39.2	12,634	32.4	37,193	50.3	23,927	42.7
WTI crude	43,659	57.8	23,391	60.0	33,952	45.9	29,652	52.9
Blendstocks	2,227	3.0	2,969	7.6	2,789	3.8	2,471	4.4
Total refinery throughput (7)	75,491	100.0	38,994	100.0	73,934	100.0	56,050	100.0
Refinery production:
Gasoline	37,755	49.8	17,484	45.1	36,978	49.8	26,835	48.0
Diesel/jet	28,052	37.0	12,315	31.8	27,074	36.5	18,461	33.0
Asphalt	2,479	3.3	1,660	4.3	2,876	3.9	2,529	4.5
Petrochemicals	4,915	6.5	1,825	4.7	4,863	6.5	3,111	5.5
Other	2,537	3.4	5,483	14.1	2,466	3.3	5,022	9.0
Total refinery production (8)	75,738	100.0	38,767	100.0	74,257	100.0	55,958	100.0
Refinery utilization (9)		100.4%		85.4%		97.5%		95.7%

CASH AVAILABLE FOR DISTRIBUTION DATA:	For the Three Months Ended
June 30, 2015
(dollars in thousands, except per unit data)

Net sales (1)	$625,064
Operating costs and expenses:
Cost of sales	507,122
Direct operating expenses	24,285
Selling, general and administrative expenses	10,215
Depreciation and amortization	13,591
Total operating costs and expenses	555,213
Operating income	69,851
Interest expense	(10,847)
Other income, net	27
Income before state income tax benefit	59,031
State income tax benefit	(395)
Net income	59,426
Adjustments to reconcile net income to Adjusted EBITDA:
Interest expense	10,847
State income tax benefit	(395)
Depreciation and amortization	13,591
Adjusted EBITDA (2)	83,469
Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
less: Maintenance/growth capital expenditures	5,465
less: Turnaround and catalyst replacement capital expenditures	520
less: Major turnaround reserve for future years	1,500
less: Principal payments	625
less: State income tax payments	341
less: Interest paid in cash	10,236
Cash available for distribution	$64,782

Common units outstanding (in 000’s)	62,510

Cash available for distribution per unit	$1.04
________________

(1)
Includes sales to related parties of $101,233 and $152,170 for the three months ended June 30, 2015 and 2014, respectively, and $184,122 and $291,183 for the six months ended June 30, 2015 and 2014, respectively.

(2)
Adjusted EBITDA represents earnings before state income tax expense (benefit), interest expense and depreciation and amortization. Adjusted EBITDA is not a recognized measurement under GAAP; however, the amounts included in Adjusted EBITDA are derived from amounts included in our consolidated financial statements. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of state income tax expense (benefit), interest expense and the accounting effects of capital expenditures and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
The following table reconciles net income to Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(dollars in thousands)
Net income	$59,426	$7,802	$95,877	$50,043
State income tax expense (benefit)	(395)	240	(45)	725
Interest expense	10,847	11,569	22,540	22,893
Depreciation and amortization	13,591	9,508	27,584	19,575
Adjusted EBITDA	$83,469	$29,119	$145,956	$93,236

(3)
Refinery operating margin is a per barrel measurement calculated by dividing the margin between net sales and cost of sales (exclusive of certain inventory adjustments) by the refinery’s throughput volumes. Industry-wide refining results are driven and measured by the margins between refined product prices and the prices for crude oil, which are referred to as crack spreads. We compare our refinery operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

Refinery operating margin for the three and six months ended June 30, 2015 excludes gains (losses) related to inventory adjustments of $(368) and $1,622, respectively.

(4)	Refinery direct operating expense is a per barrel measurement calculated by dividing direct operating expenses by total throughput volumes.

(5)
We compare our refinery operating margin to the Gulf Coast 3/2/1 crack spread. A Gulf Coast 3/2/1 crack spread is calculated assuming that three barrels of WTI Cushing crude oil are converted, or cracked, into two barrels of Gulf Coast conventional gasoline and one barrel of Gulf Coast ultra-low sulfur diesel.

(6)
The WTI Cushing less WTI Midland spread represents the differential between the average price per barrel of WTI Cushing crude oil and the average price per barrel of WTI Midland crude oil. The WTI Cushing less WTS, or sweet/sour, spread represents the differential between the average price per barrel of WTI Cushing crude oil and the average price per barrel of WTS crude oil. The Brent less WTI Cushing spread represents the differential between the average price per barrel of Brent crude oil and the average price per barrel of WTI Cushing crude oil.

(7)	Total refinery throughput represents the total barrels per day of crude oil and blendstock inputs in the refinery production process.

(8)	Total refinery production represents the barrels per day of various refined products produced from processing crude and other refinery feedstocks through the crude units and other conversion units.

(9)	Refinery utilization represents average daily crude oil throughput divided by crude oil capacity, excluding planned periods of downtime for maintenance and turnarounds.